UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  June 4, 2007

EQUITY ONE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-13499	52-1794271
(Commission File Number)	(IRS Employer Identification No.

1600 NE Miami Gardens Drive
North Miami Beach, Florida  33179
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (305) 947-1664

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate  box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02(e)   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements for Certain Officers

On June 4, 2007, the stockholders of Equity One, Inc., a Maryland corporation (the “Company”), approved amendments to the Company’s 2000 Executive Incentive Compensation Plan (the “2000 Plan”).  The Company’s board of directors initially approved the 2000 Plan in April 2000. It was adopted by the Company’s stockholders in June 2000 and subsequently amended by the stockholders in May 2002 and July 2004.

The amended 2000 Plan differs from the Company’s current plan in that:

•
the number of shares of common stock reserved for delivery under the plan increased to 8,500,000 shares from 5,500,000 shares, resulting in 3,862,386 shares available for delivery in connection with awards granted under the plan; and

•
the annual service grant of restricted stock to non-employee directors changed from $30,000 a year in stock to a flat 2,000 shares and the lead director will be entitled to 1,000 each year instead of $15,000 a year in stock.

A copy of the 2000 Plan, as amended, was previously filed as Annex A to the Company’s Definitive Proxy Statement on Schedule 14A filed by the Company with the Securities and Exchange Committee on April 30, 2007 which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                   EQUITY ONE, INC.

Date:  June 8, 2007                                                                                              By:     /s/ Gregory R. Andrews
Gregory R. Andrews
                      Executive Vice President and Chief Financial Officer